Exhibit 99.1

OXIS INTERNATIONAL APPOINTS MARVIN S. HAUSMAN M.D.
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Foster City, CA (September 21, 2006) - OXIS International, Inc. (OTCBB: OXIS.OB) (Nouveau Marché: OXIS) (FWB: OXI) announced today that Steve T. Guillen's employment as the President and Chief Executive Officer of OXIS was terminated on September 15, 2006. Mr. Guillen will continue to serve on the company’s Board of Directors. The Board of Directors of OXIS has appointed Dr. Marvin S. Hausman to succeed Mr. Guillen. Dr. Hausman will maintain his current position as Chairman of the Board.

John Repine M.D., OXIS Board member and CEO of Webb-Waring Institute, Denver, Colorado, a leading antioxidant research center, stated “Because of his extensive experience, creative insights and numerous contacts in medical diagnostics and therapeutics, Dr. Hausman brings a visionary leadership to OXIS. He has the comprehensive scientific, marketing and business skills needed to integrate and energetically advance OXIS’s diagnostic and therapeutic portfolios.”

Dr. Hausman is a highly respected physician-scientist and graduate of New York University School of Medicine. He is a Board Certified Urological Surgeon who trained at the UCLA School of Medicine and was a practicing physician for more than 25 years. Dr. Hausman has gained over 30 years of experience in the research and development of pharmaceutical therapeutic and diagnostic products. He has assisted in the successful research, development and launch of marketed pharmaceutical products for many companies, including Bristol Myers International, Mead Johnson Pharmaceutical Company, Baxter-Travenol and E. R. Squibb. In addition he co-founded Medco Research, Inc, a NYSE biopharmaceutical company acquired by King Pharmaceuticals as well as Axonyx, Inc, (AXYX), a NASDAQ listed company specializing in the development of central nervous system drugs, who on June 8th, 2006 announced a merger with Torrey Pines Therapeutics Inc. Dr. Hausman is a Principal of Northwest Medical Research, Inc., a company dedicated to the discovery of drugs, neutraceuticals and diagnostic agents that have applications in promoting the well-being of humans and animals. Northwest Medical Research is currently involved in an international collaboration on the development of a rapid sensitive diagnostic assay to track Avian Influenza infections as well as the development of bioactive anti-inflammatory products from exotic mushrooms.

About OXIS and BioCheck:

OXIS International, Inc. develops technologies and products to research, diagnose, treat and prevent diseases of oxidative stress associated with damage from free radical and reactive oxygen species. The company holds the rights to three therapeutic classes of compounds in the area of oxidative stress, and has focused commercialization programs in clinical cardiovascular markers, including MPO (myeloperoxidase) and GPx (glutathione peroxidase), as well as a highly potent antioxidant, Ergothioneine, that may be sold over-the-counter (OTC) as a dietary supplement. OXIS has acquired a 51% interest in and has the option to purchase the remaining 49% of BioCheck, Inc..

BioCheck, Inc. is a leading provider of high quality enzyme immunoassay research services and products including immunoassay kits for cardiac and tumor markers, infectious diseases, thyroid function, steroids, and fertility hormones. The company operates a 15,000 square-foot, U.S. Food and Drug Administration (FDA) certified cGMP, and ISO device-manufacturing facility in Foster City, California. BioCheck has advanced developmental programs on two promising cancer biomarkers, related to the Id-gene, and the HMGA2 gene. Id proteins play a significant role in the process of tumor related angiogenesis and other functions related to blood vessel formation. The HMGA2 gene has been implicated in aggressive forms of breast cancer.

More information about OXIS, BioCheck and its products, services as well as current SEC filings may be obtained by visiting http://www.oxis.com, http://www.oxisresearch.com and http://www.biocheckinc.com.

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The statements in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding our expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include statements regarding: (i) that Dr. Hausman will bring visionary leadership to OXIS and (ii) that Dr. Hausman will be able to integrate and energetically advance OXIS’s diagnostic and therapeutic portfolios based on his comprehensive scientific, marketing and business skills.  Factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as the inability of OXIS to close a financing transaction to maintain its operations and repay its debt; the acquisition of the remaining 49% of the BioCheck shares by OXIS not closing due to, among other reasons, the inability of OXIS to close a financing transaction; the risks inherent in integrating an acquired business; risks inherent in owning a majority interest in a company; unforeseen difficulties in achieving synergies following an acquisition; unforeseen difficulties related to the company’s oxidative stress and other diagnostic products; the development by the company’s competitors of new competing products; the ability to integrate and advance OXIS’s diagnostic and therapeutic portfolios, and other risks indicated in the company’s filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by the company with the Securities and Exchange Commission, specifically the company’s annual report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2006 and the company's quarterly reports on Form 10-QSB filed thereafter.